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                                   EXHIBIT 5.1
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               September 12, 2001


Endorex Corporation
28101 Ballard Drive, Suite F
Lake Forest, Illinois  60045

                   Re: Endorex Corporation - Registration Statement on Form S-8 for Offering of an Additional 334,336 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We have acted as counsel to Endorex Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 334,336 shares of the Company's common stock (the "Common Stock") reserved for issuance under the Company's Amended and Restated 1995 Omnibus Incentive Plan (the "Plan").

                   This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan. Based on such review, we are of the opinion that, if, as and when the shares of Common Stock are issued and sold (and consideration therefor received) pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the shares of Common Stock issuable under the Plan.



                                     Very truly yours,

                                     /s/ Brobeck, Phleger & Harrison LLP

                                     BROBECK, PHLEGER & HARRISON LLP